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MORGAN STANLEY
2003-SD1
JUNE 1, 2003 SCHEDULED BALANCES
((PLANCONFIRMFLAG IN 'Y')OR(CDLOANSTATUSNEW SS 'FB,PP,SA'))AND(SUBGROUP IN 'PERFORMING')
68 RECORDS
BALANCE: 6,415,734


SELECTION CRITERIA: ((PLANCONFIRMFLAG IN 'Y')OR(CDLOANSTATUSNEW SS 'FB,PP,SA')) AND(SUBGROUP IN 'PERFORMING')
TABLE OF CONTENTS


1. Summary Statistics
---------------------



1. SUMMARY STATISTICS

Number of Mortgage Loans: 68
Aggregate Principal Balance: 6,415,734.21
Maximum Balance: 389,616.82
Minimum Balance: 5,891.53
Average Current Balance: 94,349.03
Average Original Balance: 101,391.91
-----------------------------------------:
% FRM: 31.54
% ARM: 68.46
% Performing: 100.00
% Subperforming: 0.00
% Reperforming: 0.00
-----------------------------------------:
Weighted Average Coupon: 9.393
Weighted Average Net Coupon: 8.873
Maximum Coupon: 16.990
Minimum Coupon: 4.620
Weighted Average Margin: 6.531
Weighted Average Maximum Rate: 16.053
Weighted Average Months to Roll: 12.532
-----------------------------------------:
Weighted Average Original Term: 352
Weighted Average Stated Remaining Term: 313
Weighted Average Amortized Remaining Term: 310
Weighted Average Seasoning: 39
Weighted Average Combined Amortized LTV: 75.15
-----------------------------------------:
% First Lien: 99.6
% Second Lien: 0.4
% Cash-Out Refinance: 60.1
% Owner Occupied: 92.6
% with MI: 4.5
% with Prepay Penalty: 42.4
% BK: 18.8
% with Payment Plans: 81.2
Non-Zero Weighted Average FICO Score: 567.8

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